Meeting of Shareholders

A meeting of shareholders of RS Contrarian Value Fund, RS
MidCap Opportunities Fund, RS Partners Fund, and RS Value +
Growth Fund was held on April 16, 2004, and adjourned through April 30, 2004. At the meeting, shareholders approved each of the proposals described briefly below:

RS CONTRARIAN VALUE FUND
Proposal 1:
Proposed change to the investment strategies of the RS
Contrarian Value Fund.

  For        Against     Abstain
9,947,990    439,697     738,648


RS MIDCAP OPPORTUNITIES FUND
Proposal 1:
Proposed change to the investment objective of the RS
MidCap Opportunities Fund.

  For       Against     Abstain
6,799,376   548,120     353,392

Proposal 2(a):
Eliminate the fundamental restriction relating to purchasing securities on margin.

  For       Against      Abstain
6,228,538   1,110,930    361,420

Proposal 2(b):
Revise the fundamental restriction relating to borrowings.

  For       Against      Abstain
6,332,669   994,749      373,470

Proposal 2(c):
Eliminate the fundamental restriction relating to related party investments.

  For        Against     Abstain
6,251,220    1,045,684   403,984

Proposal 2(d):
Revise the fundamental restriction relating to issuance of senior securities.

  For       Against     Abstain
6,428,383   864,294     408,210


RS VALUE + GROWTH FUND
Proposal 1:
Proposed changes to the investment objective and strategies of the RS Value + Growth Fund.

  For        Against        Abstain
5,038,190    669,699        897,134

Proposal 2(a):
Revise the fundamental restriction relating to investments in commodities.

  For        Against        Abstain
4,825,219    859,334        920,470

Proposal 2(b):
Revise the fundamental restriction relating to investments in real estate.

  For        Against        Abstain
4,963,135    733,865        908,022

Proposal 2(c):
Eliminate the fundamental restriction relating to short sales and purchasing securities on margin.

  For        Against        Abstain
4,635,136    1,064,284    905,602

Proposal 2(d):
Revise the fundamental restriction relating to investments in one issuer.

  For        Against        Abstain
4,786,337    829,350        944,336

Proposal 2(e):
Revise the fundamental restriction relating to concentration of investments in one industry.

  For        Against        Abstain
4,841,581    878,003        885,438

Proposal 2(f):
Eliminate the fundamental restriction relating to pledging assets.

  For        Against        Abstain
4,620,208    1,011,170    973,644

Proposal 2(g):
Revise the fundamental restriction relating to making loans.

  For        Against        Abstain
4,694,359    985,787        924,876

Proposal 2(h):
Revise the fundamental restriction relating to borrowings.

  For        Against        Abstain
4,664,268    1,008,205    932,549

Proposal 2(i):
Revise the fundamental restriction relating to underwriting of securities.

  For        Against        Abstain
4,866,482    809,449        929,091

Proposal 2(j):
Revise the fundamental restriction relating to issuance of senior securities.

  For        Against        Abstain
4,816,078    840,693        948,251

Proposal 2(k):
Eliminate the fundamental restriction relating to the purchase of securities of other investment companies.

  For        Against        Abstain
4,829,530    871,438        904,054


RS PARTNERS FUND
Proposal 1:
Proposed change to the investment strategies of the RS
Partners Fund.

  For        Against        Abstain
15,754,971    1,208,923    975,724

Proposal 2(a):
Eliminate the fundamental restriction relating to purchasing securities on margin.

  For        Against        Abstain
14,441,685    2,447,291    1,050,641

Proposal 2(b):
Revise the fundamental restriction relating to borrowings.

  For        Against        Abstain
14,590,272    2,254,422    1,094,924

Proposal 2(c):
Eliminate the fundamental restriction relating to related party investments.

  For        Against        Abstain
14,395,090    2,390,045    1,154,483

Proposal 2(d):
Revise the fundamental restriction relating to issuance of senior securities.

  For        Against        Abstain
14,527,848    2,172,332    1,239,439